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NCO portfolio(TM)


                                                                  Exhibit 99.1
For further information:                                          NEWS RELEASE

At NCO Portfolio                        At the Financial Relations Board
Michael J. Barrist,                     Joe Calabrese (General)
Chairman and CEO                        Judith Sylk-Siegel (Media)
(215) 793-9300                          Nicole Engel (Analysts)
Richard J. Palmer, CFO                  (212) 445-8400
(410) 594-7000


For Immediate Release


            NCO Portfolio Announces IMPACT OF september 11th attacks

BALTIMORE, MD, September 26, 2001 - NCO Portfolio Management, Inc. (Nasdaq:
NCPM), a leading purchaser and manager of delinquent accounts receivable, announced today that the September 11th terrorist attacks and the resulting drop in consumer confidence will adversely effect its near term earnings.

Immediately following the attacks, the Company temporarily suspended outgoing calls to the New York City and Washington, D.C. areas. Further effects were felt as mail service and overnight delivery services were delayed.

Reduced collections will result in third quarter diluted earnings per share being approximately $0.10 to $0.13 below the Company's previously announced guidance. This reduction in earnings, which includes approximately $0.05 to $0.07 in portfolio impairments, is caused by future expectations being lowered as a result of the unusually high deviations in September collections and the resultant impact on the predictive modeling systems used by the Company.

Many financial lenders have instituted forbearance and re-aging programs to counteract the adverse effects of September results in their predictive models. However, given the current reduced levels of consumer confidence, management does not believe there is sufficient factual information to support a deviation from the conservative nature of its established modeling methodology and the resultant reduction of anticipated future collections.

Management is currently monitoring improvements in consumer response, mail volumes and payment patterns to ascertain what ongoing adverse effects will remain as a result of diminished consumer confidence. Accordingly, additional guidance will be provided as this information becomes available.

NCO Portfolio Management, Inc. is a leading purchaser and manager of delinquent accounts.

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Certain statements in this press release, including, without limitation, statements as to NCO Portfolio's or management's outlook as to financial results in 2001 and beyond, statements as to the effects of the terrorist attacks and the economy on NCO Portfolio's business, statements as to NCO Portfolio's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks relating to growth and future receivables purchases, risks related to the Company's debt, risks related to the recoverability of the purchased receivables, risks related to the use of estimates, risks related to the availability of purchasing receivables at favorable prices in the open market, risks related to regulatory oversight, risks related to historical financial statements of Creditrust, risks related to the retention of its senior
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management team, risks related to its securitization transactions, risks related to the fluctuation in its quarterly results, risks related to NCO Group, Inc.'s ownership control of the Company, risks related to the dependency on NCO Group, Inc. for its collections, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on April 2, 2001, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of the Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Richard J. Palmer, Senior Vice President, Finance/CFO, NCO Portfolio Management, Inc., 1705 Whitehead Road, Baltimore, MD 21207.

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